Exhibit 1.1

$1,000,000,000

Berkshire Hathaway Finance Corporation

$750,000,000 5.750% Senior Notes due 2040

$250,000,000 Floating Rate Senior Notes due 2012

Unconditionally Guaranteed by

Berkshire Hathaway Inc.

Underwriting Agreement

January 6, 2010

J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Berkshire Hathaway Finance Corporation, a Delaware corporation (the “Issuer”), proposes to issue and sell to J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC (the “Underwriters”), $750,000,000 aggregate principal amount of its 5.750% Senior Notes due 2040 (the “Fixed Rate Notes”) and $250,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2012 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). The Notes will be issued pursuant to an Indenture dated as of December 22, 2003 (including the terms of the Notes to be established pursuant thereto, the “Indenture”) among the Issuer, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Each of such Notes will have the benefit of an unconditional and irrevocable guarantee (the “Guarantee”) as to the payment of principal and interest from Berkshire Hathaway Inc., a Delaware corporation (the “Guarantor”). The Notes and the Guarantee are referred to collectively in this Agreement as the “Securities”.

Each of the Issuer and the Guarantor, jointly and severally, hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Issuer and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-164220-01), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Issuer has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuer and Guarantor had prepared the following information (the “Time of Sale Information”): a Preliminary Prospectus dated January 6, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) with respect to the Fixed Rate Notes, 97.927% of the principal amount thereof plus accrued interest, if any, from January 13, 2010 to the Closing Date (as defined below) and (ii) with respect to the Floating Rate Notes, 99.850% of the principal amount thereof plus accrued interest, if any, from January 13, 2010 to the Closing Date. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer and the Guarantor understand that the Underwriters intend to make a public offering of the Securities as soon as practicable after the effectiveness of this Agreement, and initially to offer the Securities on the terms set forth in the Prospectus. The Issuer and the Guarantor acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:30 A.M., New York City time, on January 13, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters, the Issuer and the Guarantor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified to the Underwriters by the Issuer and the Guarantor against delivery to the nominee of The Depository Trust Issuer, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”). The Global Notes will be made available for inspection by the Underwriters not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) Each of the Issuer and the Guarantor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to each of the Issuer and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantor or any other person. Additionally, the Underwriters are not advising the Issuer or the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Issuer and the Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or the Guarantor with respect thereto. Any review by the Underwriters of the Issuer, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or the Guarantor.

3. Representations and Warranties of the Issuer and the Guarantor. Each of the Issuer and the Guarantor, jointly and severally, represents and warrants to each Underwriter that:

(a) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer or the Guarantor in writing by any Underwriter expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in any Preliminary Prospectus.

(c) Issuer Free Writing Prospectus. The Issuer and the Guarantor (including its agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer or its agents and representatives, other than the Underwriters (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Issuer in writing by any Underwriter expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or the Guarantor or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Issuer or the Guarantor in writing by any Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Adverse Change. Since September 30, 2009, there has not been any material adverse change in or affecting the general affairs, business prospects, management, financial position, shareholders’ equity or results of operations of the Issuer or the Guarantor, or the Guarantor’s subsidiaries General Re Corporation, GEICO Corporation, National Indemnity Company and MidAmerican Energy Holdings Company (together, the “Significant Subsidiaries”), otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) Organization and Good Standing of the Issuer and the Guarantor. Each of the Issuer and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure (individually or in the aggregate) to be so qualified or in good standing in any such jurisdiction would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h) Organization and Good Standing of the Significant Subsidiaries. Each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure (individually or in the aggregate) to be so qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect.

(i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

(j) The Indenture. The Indenture has been duly authorized, executed and delivered by each of the Issuer and the Guarantor, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of each of the Issuer and the Guarantor, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture complies with the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(k) The Guarantee. The Guarantee has been duly authorized by the Guarantor and, when executed and delivered by the Guarantor on the Closing Date, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(l) The Notes. The Notes have been duly authorized by the Issuer and, when issued and delivered pursuant to this Agreement and the Indenture and authenticated by the Trustee as provided in the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(m) Descriptions of the Transaction Documents. Each of this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) No Registration Rights. No person has the right to require the Issuer or the Guarantor to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(o) Issuer’s and Significant Subsidiary’s Capital Stock. All of the issued and outstanding shares of capital stock of the Issuer are owned directly by the Guarantor, free and clear of all material liens, encumbrances, equities or claims; and all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non assessable and (except for any directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all material liens, encumbrances, equities or claims.

(p) No Issuer subsidiaries. The Issuer has no subsidiaries.

(q) No Stabilization or Manipulation. Prior to the date hereof, neither the Issuer nor the Guarantor nor any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuer or the Guarantor in connection with the offering of the Securities.

(r) No Conflicts. The issue and sale by the Issuer of the Notes and the delivery and sale by the Guarantor of the Guarantee, the compliance by the Issuer and the Guarantor with all of the provisions of the Transaction Documents and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer, the Guarantor or any of the Significant Subsidiaries is a party or by which the Issuer, the Guarantor or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Issuer, the Guarantor or any of the Significant Subsidiaries is subject, (ii) nor will such action result in any violation of (A) the provisions of the Certificate of Incorporation or By-laws of the Issuer or the provisions of the Restated Certificate of Incorporation or By-laws of the Guarantor or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer, the Guarantor or any of the Significant Subsidiaries or any of their properties; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuer and the Guarantor of the transactions contemplated by the Transaction Documents, except, in the case of clauses (i) and (ii)(B), for any such conflict, breach, violation, or default which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect and, in the case of clause (iii), for any such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the Act and the Trust Indenture Act, or under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or the failure of which to obtain would not (individually or in the aggregate) have a Material Adverse Effect.

(s) No Violation or Default. None of the Issuer, the Guarantor or any Significant Subsidiary is (i) in violation of its Certificate of Incorporation or Restated Certificate of Incorporation (as the case may be) or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (i) for any immaterial violation of its By-laws or in the case of clause (ii) where such violation would not reasonably be expected to have a Material Adverse Effect.

(t) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Issuer, the Guarantor or any of the Significant Subsidiaries is a party or of which any property of the Issuer, the Guarantor or any of the Significant Subsidiaries is the subject which, if determined adversely to the Issuer, the Guarantor or any Significant Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Issuer’s and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u) Investment Company Act. Neither the Issuer nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, neither the Issuer nor the Guarantor will be, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) Independent Accountants. To the best of the Issuer’s and the Guarantor’s knowledge, Deloitte & Touche LLP, who have certified the consolidated financial statements of the Guarantor included in the Registration Statement, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board thereunder.

(w) Accounting Controls. The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting in each case as of the end of the most recent fiscal year of the Guarantor.

(x) Disclosure Controls. The Guarantor maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its consolidated subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(y) No material change in the Guarantor’s internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(z) Status under the Securities Act. Each of the Issuer and the Guarantor is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Issuer and the Guarantor. The Issuer covenants and agrees with each Underwriter that:

(a) Required Filings. The Issuer and the Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; the Issuer and the Guarantor, as appropriate, will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuer and the Guarantor will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Issuer and the Guarantor will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Issuer and the Guarantor will deliver, without charge to the Underwriters (during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto)) and each Issuer Free Writing Prospectus as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer; provided that the Underwriters shall promptly notify the Issuer and the Guarantor of the termination of the Prospectus Delivery Period.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the termination of the offering of the Securities, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Issuer and the Guarantor will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object.

(d) Notice to the Underwriters. From the date hereof until the end of the Prospectus Delivery Period, the Issuer and the Guarantor will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing

Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating thereto; (iv) when it learns of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) when it learns of the occurrence of any event as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer or the Guarantor will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer or Guarantor will immediately notify the

Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Issuer and the Guarantor will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required to complete the distribution of the Securities; provided that the Issuer and the Guarantor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) take any action that would subject it to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Guarantor will make generally available to its security holders an earning statement (that need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. The Issuer and the Guarantor, during the period beginning from the date hereof and continuing until the Closing Date, will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuer or the Guarantor that are substantially similar to the Securities, including but not limited to any securities that represent the right to receive the Securities or any such substantially similar securities, without the Underwriters’ prior written consent, other than any securities that have been identified to the Underwriters in writing prior to the date hereof.

(j) Use of Proceeds. The Issuer and the Guarantor will use the net proceeds received by the Issuer from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”.

(k) No Stabilization. The Issuer will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Issuer or the Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Issuer and the Guarantor in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet in the form of Annex B hereto without the consent of the Issuer or the Guarantor.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer and the Guarantor if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(iv) in any other circumstances which do not require the publication by the Issuer or Guarantor of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(e) In Hong Kong, it has not offered or sold the Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(f) It will not circulate or distribute the Registration Statement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, nor will it offer or sell, or make an invitation for subscription or purchase, the Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(g) It will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(h) It will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Underwriter understands that no action has been taken to permit a public offering of the Securities in any jurisdiction outside the United States where action would be required for such purpose, and agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case at each Underwriter’s own risk and expense.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) The representations and warranties of the Issuer and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantor and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Munger, Tolles & Olson LLP, counsel for the Issuer and the Guarantor, shall have furnished to the Underwriters their written opinion and 10b-5 statement, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C hereto.

(e) Emmet, Marvin & Martin LLP, special counsel to the Trustee, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

(i) The Trustee is a national banking corporation duly incorporated and validly existing under the laws of the United States;

(ii) The execution, delivery and performance by the Trustee of the Indenture, and the authentication and delivery by the Trustee of the certificates evidencing the Notes, have been duly authorized by all necessary corporate action on the part of Trustee; the Indenture has been duly executed and delivered by the Trustee and constitutes a valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, and other similar laws relating to or affecting creditors’ rights generally and to general equity principles; and the certificates evidencing the Notes have been duly authenticated by the Trustee; and

(iii) No consent of any federal or state banking authority is required for the execution, delivery or performance by the Trustee of its obligations under the Indenture.

(f) On the date of this Agreement and as of the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters and in the form agreed to by the parties hereto.

(g) Since September 30, 2009, there shall not have been any change in the capital stock or long-term debt of the Issuer, the Guarantor or any Significant Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor or any subsidiary thereof, otherwise than as set forth or contemplated in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(h) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Issuer’s or the Guarantor’s debt securities by Standard & Poor’s Ratings Services or Moody’s Investors Service, and (ii) neither such organization shall have publicly announced (other than the AAA/negative watch rating of the Notes issued by Standard & Poor’s Ratings Services on the date hereof) that it has under surveillance or review, with negative implications, its rating of any of the Issuer’s or the Guarantor’s debt securities.

(i) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial markets, if the effect of any such event specified in clause (iv) or (v) in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Registration Statement.

(j) On or prior to the Closing Date, each of the Issuer and the Guarantor shall have duly executed and delivered each of the Transaction Documents and the Securities.

(k) The Issuer and the Guarantor shall have furnished or caused to be furnished to the Underwriters on the Closing Date certificates of officers of the Issuer and the Guarantor satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Issuer and the Guarantor herein on and as of the Closing Date, as to the performance by the Issuer and the Guarantor of all of their obligations hereunder to be performed on or prior to the Closing Date, as to the matters set forth in subsection (g) of this Section 6 and as to such other matters as the Underwriters may reasonably request.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Issuer and Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing by any Underwriter expressly for use therein.

(b) Indemnification of the Issuer. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantor and each of their respective directors, officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Issuer in writing by any Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the second and third sentences of the third paragraph, the third sentence of the seventh paragraph and the eighth paragraph under the caption “Underwriting”.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an indemnified party or insufficient to hold harmless and indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriters and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8 purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Issuer, except that the Issuer will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or any non-defaulting Underwriter for damages caused by its default.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each of the Issuer and the Guarantor, jointly and severally, covenants and agrees with the Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s and the Guarantor’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof to the Underwriters and dealers; (ii) the cost of printing or producing or distributing each of this Agreement, the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(g) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities (not including the related legal fees); (vi) the fees, expenses and disbursements of the Trustee in connection with the Transaction Documents and the Securities; (vii) the costs and charges of any transfer agent and registrar; (viii) all expenses incurred by the Issuer and the Guarantor in connection with any “road show” presentation to potential investors and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 10. It is understood, however, that, the Underwriters will pay (i) except as provided in this Section 10, and Section 7 hereof, all of their own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make and (ii) $937,500 to the Issuer and Guarantor for their costs and expenses.

(b) If this Agreement shall be terminated pursuant to Section 8 hereof or if any Underwriter shall default in its obligations hereunder, or if the Underwriters shall fail to take and purchase the Securities due to the failure of the condition set forth in Section 6(c) hereof to be met, the Issuer and the Guarantor shall not then be under any liability to any Underwriter except as provided in Section 7 hereof; but for any other reason the Securities are not delivered by or on behalf of the Issuer and the Guarantor as provided herein, the Issuer and the Guarantor will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Issuer and the Guarantor shall then be under no further liability to the Underwriters except as provided in Section 7 hereof.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, solely to the extent set forth in Section 7 hereof, the officers and directors and any controlling persons referred to therein, and the affiliates of each Underwriter referred to therein. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantor or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to c/o J P. Morgan Securities Inc., at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk; and c/o Wells Fargo Securities, LLC, at 301 S. College Street, Charlotte, North Carolina 28288, Attention: Transaction Management Department. Notices to the Issuer and/or the Guarantor shall be delivered or sent by mail or facsimile transmission to the address of the Guarantor set forth in the Registration Statement, Attention: Chief Financial Officer.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, Berkshire Hathaway Inc.

By	/s/ Marc D. Hamburg
Title: Senior Vice President

Berkshire Hathaway Finance Corporation

By	/s/ Marc D. Hamburg
Title: President

Accepted as of the date hereof: J.P. MORGAN SECURITIES INC.

By	/s/ Maria Sramek
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn C. Hurley
Authorized Signatory

Schedule 1

Underwriter	Aggregate principal amount of Fixed Rate Notes	Aggregate principal amount of Floating Rate Notes
J.P. Morgan Securities Inc.	$500,000,000	$166,667,000
Wells Fargo Securities, LLC	250,000,000	83,333,000

Total	$750,000,000	$250,000,000

Sch 1-1

Annex A

Time of Sale Information

The final term sheet in the form set forth in Annex B hereto

A-1

Annex B

BERKSHIRE HATHAWAY FINANCE CORPORATION

Pricing Term Sheet

$750,000,000 5.750% Senior Notes due 2040

$250,000,000 Floating Rate Senior Notes due 2012

Issuer:	Berkshire Hathaway Finance Corporation

Guarantor:	Berkshire Hathaway Inc.

Fixed Rate Notes

Principal Amount:	$750,000,000
Maturity Date:	January 15, 2040
Issue Price (Price to Public):	98.802%
Gross Spread:	87.5 bps
Proceeds to Issuer:	$734,452,500
Interest Rate:	5.750% per annum
Benchmark Treasury:	4.500% due August 15, 2039
Benchmark Treasury Yield:	4.685%
Spread to Benchmark Treasury:	115 bps
Yield to Maturity:	5.835%
Interest Payment Dates:	Each January 15 and July 15, commencing July 15, 2010
Make-Whole call:	At any time at Treasury plus 20 bps
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP:	084664BL4
ISIN:	US084664BL47

Floating Rate Notes

Principal Amount:	$250,000,000
Maturity Date:	January 13, 2012
Issue Price (Price to the Public):	100%
Gross Spread:	15 bps
Proceeds to Issuer:	$249,625,000
Interest Rate Index:	Three-Month LIBOR (Reuters Page LIBOR01)
Spread to Index:	12.5 bps
Day Count Convention:	Actual/360
Interest Payment and Reset Dates:	Each January 13, April 13, July 13 and October 13, commencing April 13, 2010
Interest Determination Dates:	Quarterly, on second London business day prior to applicable Interest Payment Date, except that initial Interest Determination Date will be January 11, 2010
Optional Redemption:	None
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP:	084664BM2
ISIN:	US084664BM20

B-1

Other Information
Trade Date:	January 6, 2010
Settlement Date:	January 13, 2010 (T+5)
Sole Bookrunner:	J.P. Morgan Securities Inc.
Joint Lead Manager:	Wells Fargo Securities, LLC
Ratings (Moody’s/S&P/Fitch):	Aa2/AAA/AA+ (stable / negative watch / negative watch)

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan at (212) 834-4533 or Wells Fargo at (800)-326-5897.

B-2